MediaOne Group, Inc.
Condensed Consolidated Balance Sheets- As Reported
(UNAUDITED)
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
                                              December 31,       December 31,
Dollars in millions                             1998                  1997
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ASSETS
Current assets:
 Cash and cash equivalents                  $     415           $     184
 Accounts and notes receivable, and other         785                 783
 Net investment in assets of USWC and Dex           -               4,367
                                             ------------------------------
                                                1,200               5,334
                                             ------------------------------
Property and equipment - net                    4,069               4,272

Investments:
 Time Warner Entertainment                      2,442               2,486
 AirTouch Communications                        5,919                   -
 International ventures                         1,344                 742
                                             ------------------------------
                                                9,705               3,228
                                             ------------------------------

Intangible and other assets - net              13,218              13,949
                                             ------------------------------
   Total                                    $  28,192         $    26,783
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
LIABILITIES AND EQUITY
Current liabilities:
 Short-term debt                            $     569         $      735
 Other current liabilities                      1,045              1,453
                                             ------------------------------
                                                1,614              2,188
                                             ------------------------------
Long-term debt:
 Exchangeable Notes (PIES)                      1,702                  -
 Other                                          3,151              8,228
                                             ------------------------------
                                                4,853              8,228
                                             ------------------------------
Deferred income taxes, credits and other        6,676              3,863

Minority interest in Centaur Funding            1,099                  -

Company-obligated mandatorily redeemable
 preferred securities of subsidiary trust
 holding solely Company-guaranteed debentures   1,061              1,080

Preferred stock subject to
 mandatory redemption (Series C and E)            100                100

Shareholders' equity:
 Preferred shares (Series D)                      927                923
 Common shares                                 10,324             10,876
 Retained earnings (deficit)                      669               (359)
 LESOP guarantee                                    -                (46)
Accumulated other comprehensive income (loss)     869                (70)
                                             ------------------------------
                                               12,789             11,324
                                             ------------------------------
Total                                  $       28,192        $    26,783
                                             ==============================
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